Exhibit 10.2

                                    AGREEMENT


            AGREEMENT dated as of July 18, 2001, by and between CROSS MEDIA MARKETING CORPORATION (formerly known as Symposium Corporation), a Delaware corporation, with principal executive offices located at 461 Fifth Avenue, 19th Floor, New York, New York 10017 (the "Company"), and THE SHAAR FUND LTD., c/o Levinson Capital Management, Inc., 2 World Trade Center, Suite 1820, New York, New York 10048 ("Shaar").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Shaar are parties to a Securities Purchase Agreement dated as of June 9, 2000 (the "June Agreement"), pursuant to which, among other things, the Company issued and sold to Shaar, and Shaar purchased from the Company, Thirty Thousand Three Hundred Seventy Five (30,375) shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "June Preferred Shares"), and a warrant (the "June Warrant") to purchase up to Two Hundred Twenty Five Thousand (225,000) shares of the Company's Common Stock, par value $.001 per share ("Common Stock");

            WHEREAS, the Company and the Shaar are parties to a Securities Purchase Agreement dated as of August 1, 2000 (the "August Agreement"), pursuant to which, among other things, the Company issued and sold to Shaar, and Shaar purchased from the Company, Twenty Thousand Two Hundred Fifty (20,250) shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "August Preferred Shares", and together with the June Preferred Shares, the "Preferred Shares") and a warrant (the "August Warrant", and together with the June Warrant, the "375,000 Share Warrant") to purchase up to One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock;

            WHEREAS, the Company and Shaar entered into Letter Agreements dated December 28, 2000, February 27, 2001 and June 8, 2001, pursuant to which the Company and Shaar amended certain terms and provisions relative to the rights of the holder of the Preferred Shares and the Company;

            WHEREAS, the Company has entered into a merger agreement with LifeMinders, Inc., a Delaware corporation ("LifeMinders"), in the form of Exhibit A attached hereto (as the same may be amended from time to time and subject to Section I.C. hereof, the "Merger Agreement"), pursuant to which the Company will enter into a merger transaction with LifeMinders (the "Merger Transaction"); and

            WHEREAS, the Company and Shaar desire to enter into this Agreement which provides, among other things and subject to the terms herein, that (i) upon the closing of the Merger Transaction, the Company will redeem, at Shaar's election, certain of the Preferred Shares; Shaar will convert certain of the Preferred Shares into Common Stock; certain terms of the 375,000 Share Warrant will be amended; and the Company will issue to Shaar a warrant to purchase up to Two Hundred Fifty Thousand (250,000) shares of the Company's Common Stock, and
(ii) upon the termination of the Merger Transaction or the failure of the Merger Transaction to close on or prior to the first anniversary date hereof, Shaar will elect from the alternatives set forth in this Agreement with respect to, among other things, the modification of certain terms of the Preferred Shares.

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.    THE TRANSACTIONS.

      A. Transaction Upon Closing of Merger Transaction. Subject to the terms and conditions contained herein, simultaneously with the closing of Merger Transaction (the "Merger Closing"):

            1. Shaar will convert a minimum of Twenty Five Thousand Three Hundred Twelve and One Half (25,312.5) Preferred Shares into Common Stock at a conversion price of $1.48 per share, which equates to One Million Seven Hundred Ten Thousand Three Hundred Four (1,710,304) shares of Common Stock (the "Mandatory Conversion Shares").

            2. The Company will redeem, for cash, Twenty Five Thousand Three Hundred Twelve and One Half (25,312.5) Preferred Shares (the "Optional Redemption Shares") for a redemption price of Two Million Five Hundred Thirty-One Thousand Two Hundred Fifty Dollars ($2,531,250), which equates to $100 per Optional Redemption Share (the "Redemption Price").

                  However, notwithstanding the foregoing, Shaar may elect, at its option, by delivery of written notice to the Company at least ten (10) days prior to the Merger Closing, to convert all of its Optional Redemption Shares into Common Stock (the "Optional Conversion Shares"), in which event, if Shaar converted all the Optional Redemption Shares and the Mandatory Conversion Shares, it would receive a total of 3,420,608 shares of Common Stock ($5,062,500 stated value/$1.48). In addition, Shaar may, at its option, convert a portion of the Optional Redemption Shares at $1.48 per share and have the remaining unconverted Optional Redemption Shares redeemed at the Redemption Price. The Company shall give Shaar written notice of the date of the intended Merger Closing at least twenty (20) days prior to such date. Shaar hereby waives all notice provisions with respect to such redemption set forth in the Corrected Certificate of Designation covering the Preferred Shares (the "Series A Preferred Certificate of Designation") to the extent such provisions differ from the provisions set forth herein.

            3. In order to induce Shaar to execute and deliver this Agreement and in consideration of Shaar's agreement to convert at least 25,312.5 Preferred Shares into Common Stock, the Company will pay Shaar the sum of $968,750 (as such sum may be reduced pursuant to Section I.A.4 below, the "Conversion Payment"). At Shaar's election, to be made by delivery of written notice to the Company at least ten (10) days prior to the Merger Closing, the Conversion Payment will be made: (a) wholly in cash, (b) in cash and additional shares of Common Stock, or
                  (c) wholly in additional shares of Common Stock. For each additional share of Common Stock Shaar elects to receive pursuant to this Section I.A.3 (each, an "Additional Conversion Share"), the cash portion of the Conversion Payment shall be reduced by $1.48.

            4. To the extent that Shaar converts any Preferred Shares into Common Stock during the period commencing on the date hereof and ending on the date of the Merger Closing, the number of Preferred Shares so converted shall reduce, on a one for one basis, First, the number of Optional Redemption Shares set forth in Section I.A.2. until completely exhausted and next, the number of Mandatory Conversion Shares set forth in Section I.A.1. The Conversion Payment will be reduced by $1.48 for each share of Common Stock issued upon the conversion of the Preferred Shares pursuant to this Section I.A.4. until reduced to zero

            5. All accrued and unpaid dividends on the Preferred Shares (both the shares converted and those redeemed) through and including the date of the Merger Closing will be paid through the issuance of additional shares of Common Stock, based upon a per share price $1.48.

            6. The Company will issue to Shaar, in exchange for the 375,000 Share Warrant (i) a new warrant to purchase up to Three Hundred Seventy Five

                  Thousand (375,000) shares of Common Stock (the "New 375,000 Share Warrant") in the form of Exhibit B, and (ii) a five year warrant to purchase up to Two Hundred Fifty Thousand (250,000) shares of Common Stock (the "250,000 Share Warrant"; and together with the New 375,000 Share Warrant, the "New Warrants") in the form of Exhibit C annexed hereto, at an exercise price, in the case of the 250,000 Share Warrant, equal to the per share value ascribed to the Company's share price in connection with the Merger Transaction which, as of the date hereof, is anticipated to be a approximately $1.98 per share.

            7. The Mandatory Conversion Shares, the Optional Conversion Shares, the Additional Conversion Shares, if any, and the Common Stock issuable upon exercise of the New 375,000 Share Warrant shall be "Registrable Securities" (as defined in that certain Registration Rights Agreement dated June 9, 2000 between the Company and Shaar (the "Registration Rights Agreement")) and the Company shall promptly prepare and file with the Securities and Exchange Commission (the "Commission") such amendments (including post-effective amendments to registration statement) and supplements to the registration statement previously filed by the Company and the prospectus in connection therewith, as are necessary so as to keep the registration statement continuously effective and in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), so as to permit the prospectus forming part thereof to be current and usable for resales of Registrable Securities for a period of two (2) years from the date the registration statement covering such Registrable Securities was first effective. The provisions of this Section I.A.7. shall supplement the provisions of clause
                  (i) of Section 3(a) of the Registration Rights Agreement.

            8. During the period commencing on the date of the Merger Closing and ending on the one year anniversary thereof, Shaar will not sell more new shares of Common Stock acquired upon conversion of the Preferred Shares (including, without limitation Mandatory Conversion Shares, Optional Conversion Shares and Additional Conversion Shares, and Common Stock issuable upon exercise of the New 375,000 Share Warrant, than it would otherwise be able to sell if such sales were limited by the dribble out provisions of Rule 144 (e)(1) of the Securities Act.

      B. Transaction Upon Termination of Merger Transaction. Within three (3) days after the date which is the earlier of (i) the date of termination or abandonment of the Merger Transaction, or (ii) the eleven (11) month anniversary of the date hereof (the "Termination Date"), Company shall give Shaar written notice (the "Termination Notice") that the Termination Date has occurred. Within ten (10) days of receiving the Termination Notice, Shaar shall give written notice to the Company electing one of the alternative transactions set forth in Sections I.B.1 or I.B.2. hereinbelow, which transaction the parties shall use reasonable best efforts to close (the "Exchange Closing") within ten (10) days after notice of such election is given by Shaar.

            1. The Company will issue to Shaar (i) in exchange for the all of the Preferred Shares owned by Shaar, an equal number of shares of the Company's Series A-1 Convertible Preferred Stock, par value $.001 per share (the "Series A-1 Preferred Shares"), the terms of which are set forth in the form of the Company's Certificate of Designation attached hereto as Exhibit D (the "Series A-1 Certificate of Designation") and (ii) in exchange for the 375,000 Share Warrant, the New 375,000 Share Warrant; or

            2. The Company will issue to Shaar, in exchange for the all of the Preferred Shares owned by Shaar, an equal number of shares of the Company's Series A-1-A Convertible Preferred Stock, par value $.001 per share, (the "Series A-1-A Preferred Shares") the terms of which are set forth in the form of the Company's Certificate of Designation attached hereto as Exhibit E (the "Series A-1-A Certificate of Designation").

The Series A-1 Preferred Shares or the Series A-1-A Preferred Shares issued pursuant to this Section I.B.II are hereinafter sometimes referred to as the "Exchange Preferred Shares." The shares of Common Stock issuable upon conversion of the Exchange Preferred Shares shall at all times be deemed to be Registrable Securities and promptly following the Exchange Closing the Company shall file all necessary or appropriate supplements, amendments and other documents in order for all Registrable Securities to be registered for resale under the Company's Registration Statement on form S-3 (Reg No. 333-53654) or such other registration statement, in accordance with the Registration Rights Agreement.

At the Exchange Closing, the Company will pay to Shaar, through the issuance of Common Stock all accrued and unpaid dividends on the Preferred Shares through and including the date of the Exchange Closing, the number of shares of Common Stock so issuable in respect of any period from and after the most recent dividend payment due date to be determined by using a denominator of $1.48 and if applicable, the number of shares of Common Stock in respect of any period prior to the recent dividend payment due date to be determined by using a denominator equal to the lesser of (i) the Conversion Price (as defined the Series A Preferred Certificate of Designation) and (ii) $1.48.

      C. Transaction in the Event of a Change to the Merger Agreement. Anything herein to the contrary notwithstanding, in the event that there is a change to any term or provision of the Merger Agreement as in effect on the date hereof that Shaar determines, in good faith, materially, adversely affects its interests, Shaar may elect, upon written notice to the Company at least ten (10) days prior to the Merger Closing (i) to accept such change, in which event such change shall have no effect on the rights or obligations of the parties hereunder and the Merger Agreement, as changed, shall be deemed the "Merger Agreement" in effect on the date hereof, or (ii) proceed under Section I.B. as if such change was a termination of the Merger Agreement. If Shaar elects the alternative set forth in clause (ii) above, then the Company shall have the right to redeem the Preferred Shares (notwithstanding the Series A Certificate of Designation or the Letter Agreement (as hereinafter defined) to the contrary), upon written notice to Shaar within five (5) days of Shaar's election, at a redemption price equal to $100 per share plus accrued and unpaid dividends thereon as of the date of the redemption, subject to and simultaneously with the closing under the Merger Agreement and Shaar's right to convert the Preferred Shares at any time prior to the redemption price being paid to Shaar pursuant to paragraph 2 of the Letter Agreement. If the Company does not so elect to redeem the Preferred Shares, then the provisions of Section I.B shall apply and Shaar shall give written notice to the Company electing one of the alternative transactions set forth in Sections I.B.1 or I.B.2, subject to Shaar's right to convert the Preferred Shares at any time prior to the redemption price being paid to Shaar pursuant to paragraph 2 of the Letter Agreement. If Shaar accepts any material change to the Merger Agreement pursuant to clause (i) of the first sentence of this Section I.C, the provisions of this Section shall continue to apply to any additional change made to the Merger Agreement after Shaar's election hereunder. The Company shall give Shaar written notice, and provide it with a copy, of all changes to the Merger Agreement within three (3) days of the execution of such amendments.

      D. Delivery of Opinion and Certificate at the Closing. At the Merger Closing or the Exchange Closing, as the case may be, the Company shall deliver to Shaar (i) an opinion of counsel to the Company, dated such closing date, in form and substance satisfactory to Shaar (it being understood that such opinion shall be similar in all respect to the opinion delivered to Shaar at the closing of the June Agreement the "June Opinion", except that such opinion shall not cover the matters addresses in the last sentence of paragraph 3, the first sentence of paragraph 6, or paragraph 7 of the June Opinion); and (ii) a certificate of an officer of the Company containing usual and customary certifications as of such closing date.

      E.    Status Pending the Merger Closing and Exchange Closing.

            1. Simultaneously with the execution of this Agreement, the Company and Shaar shall execute and deliver to each other the Letter Agreement (the "Letter Agreement") attached hereto as Exhibit F.

            2. Within ten (10) days following the execution of this Agreement, the Company will issue to Shaar 220,521 shares of Common Stock in respect of accrued and unpaid dividends on the Preferred Shares through January 1, 2001 and an additional 186,799 shares of Common Stock in respect of accrued and unpaid dividends on the Preferred Shares through July 1, 2001. Shaar acknowledges and confirms that the such divided payments, when made, will have been made in accordance with agreements between Shaar and the Company, and that the Company is not and has not been in default with respect to its dividend payment obligations under the Preferred Shares. Shaar waives the provisions of Section V.D. of the June

                  Agreement and the August Agreement with respect to the timely payment of dividends pursuant to this Section I.E.

            3. Effective as of the date hereof and continuing through and after the Merger Closing or the Exchange Closing, as applicable, the five percent (5%) limitation set forth in
                  Section 6.1(b) of the Series A Preferred Certificate of Designation which limits the right of the holder to convert the Preferred Shares into Common Stock shall be deemed to be a ten percent (10%) limitation.

II.   SHAAR'S REPRESENTATIONS.

      A. Shaar represents and warrants to the Company that this Agreement and the Letter Agreement have been duly and validly authorized, executed and delivered by Shaar and is valid and binding agreements of Shaar enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

      B. Shaar hereby confirms that the representations and warranties set forth in Sections II.A.(with respect to the shares of Common Stock to be issued upon conversion of all shares of Preferred Stock pursuant to Section I.A hereof and the New Warrants or if applicable, the Exchange Preferred Shares) through G, Section II.I (with respect to the Preferred Shares, the Exchange Preferred Shares, the existing 375,000 Share Warrant and the New Warrants, as applicable), and Section II. J (with respect to this Agreement and the Letter Agreement) of the June Agreement are true and correct as of the date hereof and will be true and correct in all material respects as of the date of the Merger Closing or the Exchange Closing, as the case may be.

      C. Shaar has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement, the Letter Agreement or the transactions contemplated hereby or thereby.

III.  COMPANY'S REPRESENTATIONS.

      The Company represents and warrants to Shaar that:

      A.    Capitalization.

      All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Preferred Shares have been, and upon issuance thereof to Shaar on the Exchange Date, the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Shares or the Series A-1-A Preferred Shares, as the case may be, without duplication (collectively, the "New Conversion Shares"), and the shares of Common Stock issuable upon exercise of the 375,000 Share Warrant have been, and upon issuance thereof at the

Merger Closing, the New 375,000 Share Warrant and the 250,000 Share Warrant, without duplication (collectively, the "Warrant Shares"), will have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of or in lieu of accrued dividends on the applicable preferred shares, or on exercise of the warrants, as applicable, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

      B.    Organization; Reporting Company Status.

            1. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the subsidiaries or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

            2.    The Company has registered its Common Stock pursuant to
                  Section 12(b) of the Exchange Act and has timely filed with the Commission all reports and information required to be filed by it pursuant to all reporting obligations under
                  Section 13(a) or 15(d), as applicable, of the Exchange Act for the 24-month period immediately preceding the date hereof or such shorter period as the Company was required to file such reports and information (collectively, the "Commission Filings"). The Common Stock is listed on the American Stock Exchange under the symbol "XMM" and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

      C. Authorized Shares. The Company has duly and validly authorized and reserved for issuance shares of Common Stock, sufficient in number for the conversion of the Preferred Shares, the Series A-1 Preferred Shares and the Series A-1-A Preferred Shares, without duplication, and the exercise of the 375,000 Share Warrant, the New 375,000 Share Warrant and the 250,000 Share Warrant, without duplication, (assuming for purposes of this Section a conversion price and exercise price of $.25, it being understood, however, that, if Shaar elects to exchange the Preferred Shares for the Series A-1 Preferred Shares, then following such exchange the Company shall be required to reserve only such number of shares of Common Stock in respect of the Series A-1 Preferred Shares as may, from time to time, actually be issuable upon conversion of the Series A-1 Preferred Share). The Company acknowledges that its obligation to issue New Conversion Shares and Warrant Shares in accordance with this Agreement, the applicable certificate of designation and the applicable warrant is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

      D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to file and perform its obligations under the Series A Preferred Certificate of Designation, and either the Series A-1 Certificate of Designation and the Series A-1-A Certificate of Designation and to enter into this Agreement, the Letter Agreement, the New 375,000 Share Warrant and the 250,000 Share Warrant (collectively, the "Documents"), and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the applicable certificate of designation with the Office of the Secretary of State of the State of Delaware and the issuance of the securities pursuant to the terms of the Documents), have been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and the Letter Agreement has been duly and validly executed and delivered by the Company and, at or prior to the Merger Closing or the Exchange Closing, as the case may be, the applicable certificate of designation will have been duly executed by the Company and filed with the Office of the Secretary of State of the State of Delaware by the Company. Each of this Agreement, the Letter Agreement and the Series A Certificate of Designation constitutes, and upon execution and delivery and filing thereof with the Secretary of State of the State of Delaware the Series A-1 Certificate of Designation or the Series A-1-A Certificate of Designation, as the case may be, will constitute, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The securities to be issued pursuant to the Documents (the "Securities") have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

      E. Authorization of the Securities. As of the Merger Closing or the Exchange Closing, as the case may be, the Series A-1 Preferred Shares and the Series A-1-A Preferred Shares will be, and upon payment of the consideration provided therefor and the issuance thereof in accordance with the applicable certificate of designation and warrant, respectively, the New Conversion Shares and the Warrant Shares (collectively, the "Securities") will be, validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal or other similar rights.

      F. Non-contravention. The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, including, without limitation, the filing of the applicable certificate of designation with the Office of the Secretary of State of the State of Delaware, do not, and will not, conflict with or result in a breach by the Company or any subsidiary of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the certificate of incorporation or by-laws of the Company or any subsidiary or (ii) any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any subsidiary is a party or by which its or their properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any subsidiary or any of their properties or assets. The Company is not in violation of its Certificate of Incorporation, Bylaws, the June Agreement, the August Agreement or the Registration Rights Agreement or, except a set forth on Schedule 1 annexed hereto, any other agreement to which the Company is party which, in the case of a violation of such other agreement, would have a Material Adverse Effect.

      G. Approvals. No authorization, approval or consent of any third party or entity, including, without limitation, any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Securities to Shaar as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

      H. Commission Filings. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      I. Compliance with Laws; Permits. Each of the Company and its subsidiaries is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such noncompliance which would not have a Material Adverse Effect. The Company and the subsidiaries possess all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct their business, except for those the absence of which would not have a Material Adverse Effect.

      J. Securities Law Matters. Based, in part, upon the continuing accuracy of the representations and warranties of Shaar set forth in the June Agreement and the August Agreement, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Preferred Shares or shares of Common Stock or any of the other Securities), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Shaar of the Securities as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or affiliates in connection with the offer or sale of the Securities as contemplated by this Agreement or any other agreement to which the Company is a party.

IV.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

      A. Reserved New Conversion Shares. The Company at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion, in full, and full payment of dividends on, the outstanding Preferred Shares, the Series A-1 Preferred Shares and the Series A-1-A Preferred Shares, without duplication, and the exercise in full of the 375,000 Share Warrant, the New 375,000 Share Warrant and the 250,000 Share Warrant, without duplication (assuming for purposes of this Section a conversion price of $.25, it being understood, however, that, if Shaar elects to exchange the Preferred Shares for the Series A-1 Preferred Shares, then following such exchange the Company shall be required to reserve only such number of shares of Common Stock in respect of the Series A-1 Preferred Shares as may, from time to time, actually be issuable upon conversion of the Series A-1 Preferred Share). After the Merger Closing or the Exchange Closing, the Company shall be required to reserve only such number of shares of Common Stock in respect of the New Warrants, as may, from time to time, actually be issuable upon exercise of the New Warrants.

      B. Prior Agreement and Covenants. Except as specifically provided herein to the contrary, each and every agreement, obligation, right, covenant and acknowledgment set forth in the Registration Rights Agreement and Sections IV, V and XI through XV of the June Agreement and the August Agreement, as such may have been amended to the date hereof collectively (the "Prior Agreement"), shall remain in full force and be applicable to the Series A-1 Preferred Shares and the Series A-1-A Preferred shares as if those defined terms were included in the defined term "Preferred Shares" in the Agreements.

      C. Section 2 and Section 4 of the Letter Agreement shall terminate and be of no force and effect upon the earlier of (i) the Merger Closing, (ii) the Exchange Closing, or (iii) the one year anniversary date of the date hereof.

V.    TERMINATION.

      A. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time, by the mutual written consent of the Company and Shaar.

VI.   SURVIVAL; INDEMNIFICATION.

      A. The representations, warranties and covenants made by each of the Company and Shaar in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive for a period of three (3) years from and after the date of this Agreement or such later date as when all of the Company's preferred stock held by Shaar have been converted to Common Stock. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the date hereof.

      B. The Company hereby agrees to indemnify and hold harmless the Shaar, its Affiliates and their respective officers, directors, partners, members and advisors (collectively, the "Shaar Indemnities"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Shaar Indemnities for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Shaar Indemnities and to the extent arising out of or in connection with:

            1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents; or

            2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents.

      C. Shaar hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners, members and advisors (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

            1. any misrepresentation, omission of fact, or breach of any of Shaar's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Shaar pursuant to this Agreement or the other Documents; or

            2. any failure by Shaar to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Shaar pursuant to this Agreement or the other Documents.

      D. Promptly after receipt by any party seeking indemnification pursuant to this Section (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

      E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in the City of New York in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

VII.  GOVERNING LAW:  MISCELLANEOUS.

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles of such state. Except as provided in Section VII.5 above, each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenience, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

VIII. NOTICES.

      Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be sent by facsimile with a copy delivered personally or sent by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, as follows:

            (i)   if to the Company, to:

                  CROSS MEDIA MARKETING CORPORATION
                  461 Fifth Avenue - 19th Floor
                  New York, New York 10017
                  Attention:  Ronald Altbach
                              Chairman and Chief Executive Officer
                  Telephone:  (212) 457-1180
                  Facsimile:  (212) 457-1202
                  With a copy to:

                  KRAMER LEVIN NAFTALIS & FRANKEL LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention:  Howard J. Rothman, Esq.
                  Telephone:  (212) 715-9242
                  Facsimile:  (212) 715-8000

            (ii)  if to the Shaar, to

                  THE SHAAR FUND LTD.,
                  c/o Levinson Capital Management, Inc.
                  2 World Trade Center
                  Suite 1820
                  New York New York 10048
                  Attention: Sam Levinson
                  Telephone:  (212) 432-7711
                  Facsimile:  (212) 432-7771
                  With a copy to:

                  Herrick, Feinstein LLP
                  2 Park Avenue
                  New York, New York 10016
                  Attention: Irwin A. Kishner, Esq.
                  Telephone: (212) 592-1400
                  Facsimile: (212) 889-7577


      The Company and Shaar may change the foregoing address by notice given pursuant to this Section.

IX.   CONFIDENTIALITY.

      Each of the Company and Shaar agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to the disclosure by a party of information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by the disclosing party by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act) and comparable provisions of Regulation S-B under such Acts.

X.    FURTHER ASSURANCES.

      Each of the parties hereto shall execute all such further instruments and documents and take such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first written above.

                                    THE COMPANY:

                                    CROSS MEDIA MARKETING CORPORATION


                                    By: /s/ Ronald Altbach
                                        ---------------------------------
                                       Ronald Altbach
                                       Chairman   and   Chief   Executive
                                       Officer




                                    SHAAR:

                                    THE SHAAR FUND LTD.

                                    By:   SHAAR ADVISORY SERVICES N.V.


                                    By:/s/ Win Langeveld
                                       ----------------------------------
                                       Win Langeveld
                                       Managing Director


                                    Jurisdiction for Blue Sky Purposes:
                                    British Virgin Islands